================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Meadow Valley Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

         MEADOW VALLEY CORPORATION 4411 SOUTH 40TH STREET, SUITE D-11
                            PHOENIX, ARIZONA 85040


                              PROXY STATEMENT AND
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 23, 1997


     To the shareholders of Meadow Valley Corporation.:

     The Annual Meeting of the shareholders of Meadow Valley Corporation (the "Company") will be held at the Company's executive offices, 4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040, at 11:00 A.M. on June 23, 1997, or at any adjournment or postponement thereof, for the following purposes:

     1. To elect eight directors of the Company.

     2. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 25, 1997 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                         BY ORDER OF THE BOARD OF DIRECTORS


                         /s/ Bradley E. Larson
                             Bradley E. Larson
                             Chief Executive Officer

April 30, 1997

                                PROXY STATEMENT

                           MEADOW VALLEY CORPORATION
                      4411 SOUTH 40TH STREET, SUITE D-11
                            PHOENIX, ARIZONA 85040
                           TELEPHONE: (602) 437-5400

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 23, 1997

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meadow Valley Corporation (the "Company"), a Nevada corporation, of $.001 par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 11:00 A.M. on June 23, 1997, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about April 30, 1997. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve any proposed matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                   VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on April 25, 1997 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 3,601,250 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.

     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning the holdings of Common Stock by each person who, as of April 25, 1997, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, and by all directors and executive officers as a group. All shares are owned beneficially and of record. The address of all persons is in care of the Company at 4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040.

                                                              NUMBER OF
                                                             SHARES OF
                                                              COMMON
                                                            STOCK OWNED    PERCENT OF
                                                             OF RECORD    COMMON STOCK
          NAME                                           AND BENEFICIALLY   OWNED (1)
          ----                                           ----------------  ---------
Kim A. Lewis, Trustee of Richard C. Lewis GST
   Marital Sub Trust and Kim A.Lewis Survivor's Trust             500,000      12.7%
Kennedy Capital Management, Inc.                                  440,000      11.2%
Alan Terril (2)                                                   111,600       2.8%
Kenneth D. Nelson (4)                                              82,666       2.1%
Paul R. Lewis (5)                                                 185,600       4.7%
Bradley E. Larson (6)                                              84,067       2.1%
Charles E. Cowan (3)                                                3,333        .1%
Scott E. Miller (3)                                                42,333       1.1%
Donald Townsend (3)                                                 3,333        .1%
Gary A. Agron (3)                                                   3,333        .1%
All officers and directors                                        520,898      13.3%
as a group (6 persons)(2)(3)(4)(5)(6)

__________
(1) Does not include warrants issued to the Underwriters in connection with the Company's 1995 initial public offering.
(2) Includes stock options to purchase up to 5,200 shares of Common Stock at $6.25.
(3) Includes stock options to purchase up to 3,333 shares of Common Stock at $6.25.
(4)  Includes stock options to purchase up to 4,666 shares of Common Stock at
     $6.25
(5) Includes stock options to purchase up to 6,000 shares of Common Stock at $6.25.
(6) Includes stock options to purchase up to 6,667 shares of Common Stock at $6.25.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect eight directors of the Company. Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

The following table sets forth officer of the Company. certain information regarding each nominee and each executive

                                                                       OFFICER OR
      NAME                   AGE      OFFICE                          DIRECTOR SINCE
      ----                   ---      ------                          --------------

Bradley E. Larson (5)        42       President and Chief Executive        1994
                                      Officer and Director

Paul R. Lewis (4)            50       Chief Operating                      1993
                                      Officer and Director

Kenneth D. Nelson (2)(3)     39       Vice President - Corporate           1989
                                      Administration and Director

Alan A.Terril (3)            56       Vice President - Nevada Operations   1992
                                      and Director


Gary A. Agron (2)(4)         52       Director                             1995

Charles E. Cowan (1)(3)      50       Director                             1995

Scott E. Miller (1)(5)       37       Director                             1996

Gary W. Burnell              50       Vice President, Treasurer and        1997
                                      Chief Financial Officer

Donald W. Townsend (1)(2)(4) 56       Director                             1996

Julie L. Bergo               34       Principal Accounting Officer and
                                      Secretary                            1995

(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.
(3)  Class A Director
(4)  Class B Director
(5)  Class C Director

     On November 4, 1996, Arvin L. Black resigned as a director and Vice President - Arizona Operations .

     Terms for the Company's Board of Directors are staggered. Messrs. Cowan, Nelson and Terril (designated "Class A" directors) shall be elected for a term of three years, Messrs. Agron, Lewis and Townsend (designated "Class B" directors) shall be elected for a term of two years and Messrs. Larson and Miller (designated "Class C" directors) shall be elected for a term of one year. In the future, terms for Class A, Class B and Class C directors will all be for three years so that not more than three directors will be elected at any annual meeting of the Company's stockholders. None of the above individuals has any family relationship with any other. Directors not employed by the Company receive $2,500 per year for attending Board of Directors' meetings and are reimbursed for out-of-pocket expenses.

BACKGROUND

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

     BRADLEY E. LARSON has been a director of the Company since 1994 and was appointed President in July 1995 and Chief Executive Officer in November 1995. Mr. Larson was employed by Tanner Companies ("Tanner") from 1976 until December 1994. He was Division President of the Western Arizona region for Tanner from 1984 to 1988, Vice President of Operations from 1988 to 1989 and President of Tanner's Construction Division from 1989 until he joined the Company as its Chief Operating Officer in December 1994. Mr. Larson earned a BSE degree in Industrial Engineering from Arizona State University in 1979. He has been active in several construction industry associations and is currently Treasurer and Director of Arizona Rock Products Association, Secretary and Director of the Arizona Highway Users Conference and a founding Director of the Transportation Users Leadership Alliance.

     PAUL R. LEWIS has been involved in the construction industry since 1964 as a construction worker, subcontractor and general contractor. He joined the Company (which was founded by his brother Richard C. Lewis) in October 1993 as its Chairman and became its Chief Executive Officer in October 1994 and Chief Operations Officer in November 1995. From January 1987 to September 1993 he was President and principal stockholder of Ron Lewis Construction Company and Wiser construction LLP, construction firms operating primarily in Nevada.

     KENNETH D. NELSON has been involved in the financial reporting and operations management areas of the construction industry since 1982. He joined the Company in April 1989, became Vice President of Finance in February 1992 and Executive Vice President and Chief Financial Officer in October 1993. From August 1986 until April 1989, he was operations manager for Builders Unlimited, a construction firm based in Phoenix, AZ. Mr. Nelson earned a Bachelors of Science Degree in Business Administration from Arizona State University in 1984.

     ALAN A. TERRIL joined the Company in May 1992 and became its Vice President
- Nevada Operations in October 1993. From February 1979 until April 1992, he was general superintendent, responsible for on site construction management, for Ron Lewis Construction Company, a heavy construction firm owned and operated by Paul R. Lewis, the Company's Chief Operations Officer and a director.

     GARY A. AGRON was appointed to the Board of Directors in November 1995. He is an attorney who has specialized in the practice of securities law since 1977 with emphasis on representation of issuers and brokers-dealers in public offerings and private placements of equity securities. He has acted as issuers' or underwriters' counsel in more than 125 initial public offerings. He is also a director of Xedar Corporation, a publicly-held Boulder, Colorado based high technology firm, since 1973 and U.S. Pawn, Inc., a publicly-held Denver, Colorado based pawnshop operator, since 1989.

     CHARLES E. COWAN was appointed to the Board of Directors in November 1995. He is President of Charles Cowan & Associates and has an extensive background in government and industry consulting. Prior to forming his own company, he held CEO positions in Arizona's Department of Transportation and Department of Economic Security, and served with the U.S. Corps of Engineers for 25 years.

     SCOTT E. MILLER was appointed to the Board of Directors in March 1996. He is Managing Director of Investment Banking for HD Brous & Co., Inc. and has worked in various capacities within the investment banking industry for the past 10 years. He also serves on the Board of Directors of Simula, Inc., a publicly-held transportation safety and energy absorption technology company.

     DONALD W. TOWNSEND was appointed to the Board of Directors in March 1996. He is President of Simula, Inc., a New York Stock Exchange-listed company which is a world leader in transportation safety and energy absorption technology. He joined Simula in 1985 overseeing the Finance, Legal, Human Resources, Product Assurance, and Information Systems Departments. He has served as Chief Financial Officer, Executive Manager and a director of Simula.

     GARY W. BURNELL was named Vice President and Chief Financial Officer effective April 1997. Since 1986 Mr. Burnell has served as Chief Financial Officer and in a variety of general management and advisory capacities for various business interests of Edward L. Taylor ("Taylor"), a pioneer of the cable television and satellite communications industries. Mr. Burnell's initial duties for Taylor was as vice president, treasurer and chief financial officer of TEMPO Enterprises, Inc., an American Stock Exchange-listed cable television and satellite communications company until TEMPO's acquisition by Tele-Communications, Inc. in December 1988, after which Mr. Burnell remained with Tele-Communications, Inc. during a six-month transition period. Mr. Burnell has 25 years of experience in financial reporting and administration for public and private companies. He is a certified public accountant and holds graduate degrees in business administration and accounting, respectively. Mr. Burnell began his career with Arthur Andersen & Co.

     JULIE L. BERGO was named Secretary and Principal Accounting Officer and has served as Controller since October 1995. She received her Bachelor of Science degree with a major in accounting from Moorhead State University in Moorhead, Minnesota. She has over ten years experience in the accounting profession, including acting as a staff auditor from 1989 to 1993 with a Minneapolis, Minnesota based Certified Public Accounting firm, a regulatory and credit analyst with a regional broker/dealer in Minneapolis, Minnesota from 1993 to 1994 and a senior audit manager with a Phoenix, Arizona based Certified Public Accounting firm from 1994 to 1995.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid to the Company's executive officers for the years ended December 31, 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                                    ANNUAL                          LONG-TERM
                                                 COMPENSATION                      COMPENSATION
                                              ------------------                   ------------
NAME AND                                                             OTHER ANNUAL     AWARDS       ALL OTHER
PRINCIPAL POSITION                   YEAR     SALARY       BONUS     COMPENSATION     OPTIONS     COMPENSATION
------------------                   ----     --------     -----     ------------     -------     ------------
Bradley E. Larson                    1996     $121,106     $   0               $0          $0               $0
  President and Chief                1995      97,909          0                0           0                0
  Executive Officer and              1994       3,231          0                0           0                0
  Director

Paul R. Lewis                        1996     100,872          0                0           0                0
  Chief Operating                    1995      65,000     20,500(2)             0           0                0
  Officer and Director               1994      60,666          0                0           0                0

Alan A. Terril                       1996     114,788     17,000                0           0                0
  Vice President-                    1995      58,827          0                0           0                0
  Nevada Operations                  1994      59,076     22,340(2)             0           0                0
  and Director

______________
(1) Amounts shown include cash compensation earned by executive officers. Management believes that the value of other benefits to any officer during the years ended December 31, 1994, 1995 and 1996 did not exceed $50,000 or fall within any category requiring inclusion.

(2) Amounts reflect a performance bonus based on individual project profitability.


     In October 1994, Messrs. Lewis, Terril, and Nelson signed three-year employment agreements providing for annual salaries of $90,000, $85,000 and $75,000, respectively. In December 1994, Mr. Larson signed a five-year employment agreement providing for an annual salary of $96,000. Effective January 1996, Mr. Larson's employment agreement was amended to provide for an annual salary of $120,000.

     On January 21, 1997, the Company entered into a five-year employment agreement with Gary W. Burnell. Mr. Burnell was appointed Chief Financial Officer of the Company commencing April 1, 1997. The employment agreement provides for an annual salary of $110,000.

STOCK OPTION PLAN

          In November 1994, the Company adopted a Stock Option Plan (the "1994 Plan") which provides for the grant of options intended to qualify as "incentive stock options" and "nonstatutory stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers, directors, key employees and consultants of the Company.

     The 1994 Plan is administered by the Compensation Committee of the Board of Directors which is comprised of employee and nonemployee directors. At December 31, 1996, the Company had reserved 700,000 shares of Common Stock for issuance under the 1994 Plan. Under the 1994 Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price.

     The per share exercise price of the Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive incentive stock options under the 1994 Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant. The option price for Nonstatutory Options shall be established by the Board of Directors and shall not be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant.

     No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options may be exercised only if the option holder remains continuously associated with the Company from the date of grant to the date of exercise. Options under the 1994 Plan must be granted within 10 years from the effective date of the 1994 Plan and the exercise date of an option cannot be later than 10 years from the date of grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance. Shares issued upon exercise of an option will rank equally with other shares then outstanding.

     As of April 1, 1997, options had been granted under the 1994 Plan to officers, directors, employees and consultants at an exercise price ranging from $4.38 per share to $6.25 per share. The exercise prices represented the fair market value of the Company's Common Stock at the date such options were granted. Thirty-three percent of the options, as indicated in the table below, are exercisable after one year of continuous service to the Company, sixty-six percent following two years of continuous service to the Company and one hundred percent after three years of continuous service to the Company. The table below sets forth the total number of options issued to each executive officer and director of the Company through December 31, 1996:



                        NUMBER OF     EXERCISE  EXPIRATION
                     OPTIONS GRANTED   PRICE       DATE
                     ---------------  --------  ----------

Bradley E. Larson             20,000     $6.25    11/13/05
                              25,000      4.38    12/16/06
                              ------
                              45,000
                              ======

Kenneth D. Neson              14,000      6.25    11/13/05
                              15,000      4.38    12/16/06
                              ------
                              29,000
                              ======

Paul R. Lewis                 18,000      6.25    11/13/05
                              20,000      4.38    12/16/06
                              ------
                              38,000
                              ======

Alan A. Terril                15,600      6.25    11/13/05
                              20,000      4.38    12/16/06
                              ------
                              35,600
                              ======

Gary A. Agron                 10,000      6.25    11/13/05
                               7,500      4.38    12/16/06
                              ------
                              17,500
                              ======

Charles E. Cowan              10,000      6.25    11/13/05
                               7,500      4.38    12/16/96
                              ------
                              17,500
                              ======

Scott E. Miller               10,000      6.25    11/13/05
                               7,500      4.38    12/16/06
                              ------
                              17,500
                              ======

Gary W. Burnell               80,000      5.31    01/21/07
                              ======

Julie L. Bergo                10,000      6.25    11/13/95
                               5,000      4.38    12/16/06
                              ------
                              15,000
                              ======

                             CERTAIN TRANSACTIONS


     The Company was incorporated in Nevada on September 15, 1994. Effective October 1, 1994, following the death of the founder and sole stockholder of Meadow Valley Contractors, Inc. ("MVC"), the Company purchased all of the outstanding Common Stock of MVC for $11.5 million, comprised of a $10 million promissory note and the remaining $1.5 million paid by the issuance of 500,000 shares of restricted shares of the Company's Common Stock valued at $3.00 per share. During the fourth quarter of 1995, the Company made principal payments in the amount of $6.5 million using a portion of the proceeds of the Company's initial public offering.

     The Company leased approximately 2,000 square feet of executive office space at 1501 Highway 168, Moapa, Nevada 89025 under a lease with a company controlled by a principal stockholder which expired December 31, 1995, at a monthly rental rate of $1,200. The lease was renewed January 1, 1996 on a month to month basis with monthly payments of $800. The Company believes that its rental rate is fair, reasonable and consistent with rates charged by unaffiliated third parties in the same market.

     During the year ended December 31, 1995 and 1996, the Company incurred interest expense in the amount of $1,063,716 and $437,500, respectively, related to notes payable to a principal stockholder.

     Mr. Agron, a director of the Company, provides legal services to the Company from time to time with respect to securities matters.


               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman, LLP, independent accountants, has served as the independent accountants of the Company since 1994. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                  PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                    AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.


                              /s/ Bradley E. Larson
                              ---------------------------
                                  Bradley E. Larson
                                  Chief Executive Officer

April 30, 1997

                         [GRAPH APPEARS HERE]


              COMPARISON OF 14 MONTH CUMULATIVE TOTAL RETURN /*/
      AMONG MEADOW VALLEY CORPORATION IN THE NASDAQ STOCK MARKET-US INDEX
                  AND THE DOW JONES HEAVY CONSTRUCTION INDEX


Measurement period              MEADOW       NASDAQ      DOW JONES
(Fiscal Year Covered)           VY CORP      Index       Index
---------------------           --------     --------    --------
Measurement PT -
10/17/95                        $  100       $  100      $  100

FYE 12/95                       $   88       $  102      $  109
FYE 12/96                       $   72       $  126      $  104

/*/  $100 INVESTED ON 10/17/95 IN STOCK OR INDEX -
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDING DECEMBER 31.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     PROXY
                   FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                           MEADOW VALLEY CORPORATION
                           TO BE HELD JUNE 23, 1997


     The undersigned hereby appoints Bradley E.Larson as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Meadow Valley Corporation held of record by the undersigned on April 25, 1997, at the Annual Meeting of Shareholders to be held June 23, 1997, or any adjournment or postponement thereof.

     1. ELECTION OF DIRECTORS

     _____ FOR the election as a director of all nominees listed below (except as marked to the contrary below).

     _____  WITHHOLD AUTHORITY to vote for all nominees listed below.

     NOMINEES: Bradley E. Larson, Paul R. Lewis, Kenneth D. Nelson, Alan A.
               Terril, Gary A. Agron, Charles E. Cowan, Scott E. Miller and Donald W. Townsend

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

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     2.   In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 ABOVE.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:__________________      __________________________________________
                                   Signature

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.              ________________________________________
                                Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____